                                 EXHIBIT 99(B)
                                 -------------

                              IVI CHECKMATE CORP.
             AMENDED AND RESTATED 1998 DIRECTORS STOCK OPTION PLAN


                                   ARTICLE 1
                                    PURPOSE

  1.1  General Purpose.  The purpose of this Plan is to further the growth and
       ---------------
development of the Company by encouraging directors who are not employees of the Company or any parent or subsidiary corporation of the Company to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such persons with an added incentive to continue to serve as Directors and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting persons of outstanding quality to service on the Board.

  1.2  Intended Tax Effects of Options.  It is intended that the tax effects of
       -------------------------------
any Option granted hereunder should be determined under Code (S)83.

                                   ARTICLE 2
                                  DEFINITIONS

  The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

  2.1  1993 Act shall mean the Securities Act of 1933, as amended.
       --------

  2.2  1934 Act shall mean the Securities Exchange Act of 1934, as amended.
       --------

  2.3  Beneficiary shall mean, with respect to an Optionee, the Person or
       -----------
Persons who acquire the Options of such Optionee by bequest or inheritance. To the extent that an Option has not yet been distributed to such Person or Persons from a deceased Optionee's estate, an Option may be exercised by the executor or administrator (as applicable) of the deceased Optionee's estate.

  2.4  Board shall mean the Board of Directors of the Company.
       -----

  2.5  Cause shall mean (i) the willful and continued failure of an Optionee to
       -----
perform substantially his or her duties with the Company or a parent or subsidiary of the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Optionee by the Board which specifically identifies the manner in which the Board believes that the Optionee has not substantially performed his or her duties, or (ii) the willful engaging by the Optionee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

  2.6  Change of Control means and includes each of the following:
       -----------------

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33 1/3% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by a Person who is on the Effective Date the beneficial owner of 33 1/3% or more of the Outstanding Company Voting Securities, (B) any acquisition directly from the Company, (C) any acquisition by the Company, (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

          (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 33 1/3% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

          (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

   2.7  Code shall mean the Internal Revenue Code of 1986, as amended.
        ----

   2.8  Committee shall mean the committee appointed by the Board to administer
        ---------
and interpret the Plan in accordance with Article 3 below.

   2.9  Common Stock shall mean the common stock of the Company.
        ------------

  2.10  Company shall mean IVI Checkmate Corp., a Delaware corporation.
        -------

  2.11  Director shall mean an individual who is serving as a member of the
        --------
Board (i.e., a director of the Company).

  2.12  Disability shall mean, with respect to an individual, the total and
        ----------
permanent disability of such individual as determined by the Committee in its sole discretion.

  2.13  Effective Date shall mean the date on which this Plan is approved by the
        --------------
stockholders of the Company.  See Article 9 herein.

  2.14  Fair Market Value, on any date, means (i) if the Common Stock is listed
        -----------------
on a securities exchange or is traded over the Nasdaq National Market System, the closing sales price on such exchange or over such system on such date, or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market System, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

  2.15 Non-Employee Director shall mean a person described in Section 5.1
       ---------------------
hereof.

  2.16  NQSO shall mean an option to which Code (S)421 (relating generally to
        ----
certain incentive stock options and certain other options) does not apply.

  2.17  Option shall mean NQSOs granted to individuals pursuant to the
        ------
terms and provision of this Plan.

  2.18  Option Agreement shall mean a written agreement, executed and dated
        ----------------
by the company and an Optionee, evidencing an Option granted under the terms and provisions of this Plan, setting forth the terms and conditions of such Option, and specifying the name of the Optionee and the number of shares of stock subject to such Option.

  2.19  Option Price shall mean the purchase price of the shares of Common
        ------------
Stock underlying an Option.

  2.20  Optionee shall mean an individual who is granted an Option pursuant
        --------
to the terms and provisions of this Plan.

  2.21  Person shall mean any individual, organization, corporation,
        ------
partnership or other entity.

 2.22  Plan shall mean this IVI Checkmate Corp. Amended and Restated 1998
       ----
Directors Stock Option Plan.

                                   ARTICLE 3
                                 ADMINISTRATION

     3.1  General Administration.  The Plan shall be administered and
          ----------------------
interpreted by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Option Agreements by which Options shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

     3.2  Appointment.  The Board shall appoint the Committee from among its
          -----------
members to serve at the pleasure of the Board. The Board from time to time may remove members from or add members to, the Committee and shall fill all vacancies thereon. The Committee at all times shall be composed of two or more directors.

     3.3  Organization.  The Committee may select one of its members as its
          ------------
chairman and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.

     3.4  Indemnification.  In addition to such other rights of indemnification
          ---------------
as they have as directors or as members of the Committee, the members of the Committee, to the extent permitted by applicable law, shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceedings, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Options granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles or certificate of incorporation or the bylaws of the company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.

                                   ARTICLE 4
                                     STOCK

  The stock subject to the Options and other provisions of the Plan shall be authorized but unissued or reacquired shares of Common Stock. Subject to readjustment in accordance with the provisions of Article 7, the total number of shares of Common Stock for which Options may be granted to persons participating in the Plan shall not exceed in the aggregate 250,000 shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option again may become subject to Options under the Plan.

                                   ARTICLE 5
                  ELIGIBILITY TO RECEIVE AND GRANT OF OPTIONS

  5.1  Individuals Eligible for Grants of Options.  The individuals eligible to
       ------------------------------------------
receive Options hereunder shall be solely those individuals who are elected as a Director and who are not employees of the Company or any parent or subsidiary corporation of the Company. Such individuals shall receive Options hereunder in accordance with the provisions of Section 5.2 below.

  5.2  Grant of Options.  On first date prior to 2002 on which a Person first
       ----------------
becomes a Non-Employee Director, and on each of the dates of the Annual Meeting of the stockholders of the Company held in 1999, 2000, 2001 and 2002, each Non-Employee Director then serving in such capacity shall be granted an Option to purchase 10,000 shares of Common Stock, with such Option subject to the provisions of Article 6 below.

                                   ARTICLE 6
                        TERMS AND CONDITIONS OF OPTIONS

  Options granted hereunder and Option Agreements shall comply with and be subject to the following terms and conditions:

  6.1  Option Agreement.  Each Option granted hereunder shall be evidenced by an
       ----------------
Option Agreement which sets forth the terms of the Option as specified herein.

  6.2  Optionee and Number of Shares.  Each Option Agreement shall state the
       -----------------------------
name of the Optionee and the total number of shares of the Common Stock to which it pertains.

  6.3  Vesting.
       -------

          (a) Each Option granted under this Plan shall first become exercisable (i.e., vested) with respect to all shares subject to such Option as of the first anniversary of the date the Option is granted; provided, if an Optionee ceases to be a Director, his rights with regard to all non-vested Options shall cease immediately except as provided in Subsections (b) and
     (c) below.

          (b) Notwithstanding the above, any Options previously granted to an Optionee shall become immediately vested and exercisable for 100% of the number of shares subject to the Options upon the Optionee's Disability or death.

          (c) Notwithstanding the above, the Options previously granted to an Optionee shall become immediately vested and exercisable for 100% of the number of shares subject to the Options upon a Change of Control.

  6.4  Option Price.  The Option Price of the shares of Common Stock underlying
       ------------
each Option shall be the Fair Market Value of the Common Stock as of the date the Option is granted.

  6.5  Terms of Options.  Terms of Options granted under the Plan shall commence
       ----------------
on the date of grant and shall expire and no longer be exercisable after five years from the date the Option is granted. No Option shall be granted hereunder after the grant of Options at the 2002 Annual Meeting of Stockholders.

  6.6  Terms of Exercise.  The exercise of an Option may be for less than the
       -----------------
full number of shares of Common Stock subject to such Option, but such exercise shall not be made for less than (i) 100 shares or (ii) the total remaining shares subject to the Option, if such total is less than 100 shares. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date by the Optionee.

  6.7  Method of Exercise.  All Options granted hereunder shall be exercised by
       ------------------
written notice directed to the Secretary of the Company at its principal place of business or to such other person as the Committee may direct. Each notice of exercise shall identify the Option which the Optionee is exercising (in whole or in part) and shall be accompanied by payment of the Option Price for the number of shares specified in such notice and by any documents required by Section 8.1. The Company shall make delivery of such shares within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

  6.8  Medium and Time of Payment.
       --------------------------

          (a) The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment, at the election of the Optionee (or his successors as provided in subsection (c) of Section 6.9), shall be (A) in cash; (B) by delivery to the Company of a certificate or certificates for shares of the Common Stock duly endorsed for transfer to the Company; or
     (C) by a combination of (A) and (B).

          (b) If all or part of the Option Price is paid by delivery of shares of the Common Stock, on the date of such payment, the Optionee must have held such shares for at least six months; and the value of such Common Stock (which shall be the Fair Market Value of such Common Stock on the date of exercise) shall be less than or equal to the total Option Price payment. If the Optionee delivers Common Stock with a value that is less than the total Option Price, then such Optionee shall pay the balance of the total Option Price in cash.

  6.9  Effect of Termination of Service or Death.  Except as provided in
       -----------------------------------------
subsections (a), (b) and (c) below, no Option shall be exercisable unless the Optionee thereof shall have been a Director from the date of the granting of the Option until the date of exercise.

          (a) Termination of Service. In the event an Optionee ceases to be a Director for any reason other than death or Disability, any Option or unexercised portion thereof granted to him shall terminate on and shall not be exercisable after the earliest to occur of (i) the expiration date of the Option, (ii) one year after the date the Optionee ceases to be a Director or (iii) the date on which the Company gives notice to such Optionee of termination of his service as a Director if service is terminated by the Company or by its stockholders for Cause (an Optionee's resignation in anticipation of termination of service by the Company or by its stockholders for Cause shall constitute a notice of termination by the Company). Notwithstanding the foregoing, in the event that an Optionee's service as a Director terminates for a reason other than death or Disability at any time after a Change of Control, the term of all Options of that Optionee shall be extended through the earlier to occur of (i) the expiration date of the Option, (ii) one year after the date the Optionee ceases to be a Director. Prior to the earlier of the dates specified in the preceding sentences of this subsection (a), the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of termination of service as a Director. The question of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of service as a Director for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

          (b) Disability. Upon the termination of an Optionee's service as a Director due to Disability, any Option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of (i) the expiration date of such Option, or (ii) one year after the date on which such Optionee ceases to be a Director due to Disability. Prior to the earlier of such date, such Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Optionee's service as a Director ceases due to Disability.

          (c) Death. In the event of the death of the Optionee (i) while he is a Director, (ii) within one year after the date on which such Optionee's service as a Director is terminated (for a reason other than Cause) as provided in subsection (a) above, or (iii) within one year after the date on which such Optionee's service as a Director terminated due to his Disability, any Option or unexercised portion thereof granted to him which is otherwise exercisable may be exercised by the Optionee's Beneficiary at any time prior to the expiration of one year from the date of death of such Optionee, but in no event later than the date of expiration of the Option period. Such exercise shall be effected pursuant to the terms of this Section as if such Beneficiary is the named Optionee.

  6.10  Restrictions on Transfer and Exercise of Options.  No Option shall be
        ------------------------------------------------
assignable or transferable by the Optionee except by will or by the laws of descent and distribution, and any purported transfer shall be null and void. During the lifetime of an Optionee, the Option shall be exercisable only by him; provided, however, that in the event the Optionee is incapacitated and unable to exercise Options, such Options may be exercised by such Optionee's legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances.

  6.11  Rights as a Stockholder.  An Optionee shall have no rights as a
        -----------------------
stockholder with respect to shares covered by his Option until date of the issuance of the shares to him and only after the Option Price of such shares is fully paid. Unless specified in Article 7, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

  6.12  No Obligation to Exercise Option.  The granting of an Option shall
        --------------------------------
impose no obligation upon the Option to exercise such Option.

  6.13  Acceleration.  The Committee shall at all times have the power to
        ------------
accelerate the vesting date of Options previously granted under this Plan.

                                   ARTICLE 7
                   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

  7.1  Recapitalization.  In the event that the outstanding shares of the Common
       ----------------
Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

          (a) The Committee shall take an appropriate adjustment in the number and kind of shares available for the granting of Options under the Plan.

          (b) The Committee also shall make an appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the

     Option Price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Options shall be the next lower number of shares, rounding all fractions downward.

          (c) If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, each Optionee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of his Option as is exercised on or prior to the record date for determining stockholders entitled to receive or exercise such rights or warrants.

  7.2  Reorganization.  Subject to any required action by the stockholders. if
       --------------
the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company which does not constitute a Change of Control, the Committee, in its discretion, may declare that:

          (a) any Option granted but not yet exercised shall pertain to and apply, with appropriate adjustments as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Option would have been entitled;

          (b) any or all outstanding Options granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws); and/or

          (c) any or all outstanding Options granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws) and are to be terminated after giving at least 30 days' notice to the Optionees to whom such Options have been granted.

  7.3  Limits on Adjustments.  Any issuance by the Company of stock of any
       ---------------------
class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Option, except as specifically provided otherwise in this Article. The grant of Options pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Article shall be conclusive.

                                   ARTICLE 8
               AGREEMENT BY OPTIONEE AND SECURITIES REGISTRATION

  8.1  Agreement.  If, in the opinion of counsel to the Company, such action is
       ---------
necessary or desirable, no Options shall be granted to any Optionee, and no Option shall be exercisable, unless, at the time of grant or exercise, as applicable, such Optionee (i) represents and warrants that he will acquire the Common Stock for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the Common Stock. The Optionee shall, upon the request of the Committee, execute and deliver to the Company an agreement or affidavit to such effect. Should the Committee have reasonable cause to believe that such Optionee did not execute such agreement or affidavit in good faith, the Company shall not be bound by the grant of the Option or by the exercise of the Option. All certificates representing shares of Common Stock issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

     The shares represented by this certificate [have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and] are held by an "affiliate" (as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended) of the Company. Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable securities laws or regulations of any state with respect to such shares, (ii) in accordance with Securities and Exchange Commission Rule 144, or (iii) upon the issuance to the Company of a favorable opinion of counsel or the submission to the Company of such other evidence as may be satisfactory to the Company that such proposed sale, assignments encumbrance or other transfer will not be in violation of the Securities Act of 1933, as amended, or any applicable securities laws of any state or any rules or regulations thereunder. Any attempted transfer of this certificate or the shares represented hereby which is in violation of the preceding restrictions will not be recognized by the Company, nor will any transfer be recognized as the owner thereof by the Company.

If the Common Stock is (A) held by an Optionee who ceases to be an "affiliate," as that term is defined in Rule 144 of the 1933 Act, and (B) registered under the 1933 Act and all applicable state securities laws and regulations as provided in Section 8.2, the Committee, in its discretion and with the advice of counsel, may dispense with or authorize the removal of the restrictive legend set forth above or the portion thereof that is inapplicable.

  8.2  Registration.  In the event that the Company in its sole discretion shall
       ------------
deem it necessary or advisable to register, under the 1933 Act or any state securities laws or regulations, any shares with respect to which Options have been granted hereunder, then the Company shall take such action at its own expense before delivery of the certificates representing such shares to an Optionee. In such event, and if the shares of Common Stock of the Company shall be listed on any national securities exchange or on

Nasdaq at the time of the exercise of any Option, the Company shall make prompt application at its own expense for the listing on such stock exchange or Nasdaq of the shares of Common Stock to be issued.

                                   ARTICLE 9
                                 EFFECTIVE DATE

  The Plan shall be effective as of the Effective Date upon the adoption of the Plan by the stockholders of the Company, and no Option shall be granted hereunder prior to said date. Failure to obtain such approval shall render the Plan null and void ab initio.

                                   ARTICLE 10
                           AMENDMENT AND TERMINATION

  10.1  Amendment and Termination by the Board.  The Board may, at any time and
        --------------------------------------
from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other
applicable laws, policies or regulations.   No amendment modification or
termination of the Plan shall adversely affect, in any way, the rights of the Optionees who have outstanding Options without the consent of such Optionees.

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

  11.1  Application of Funds.  The proceeds received by the Company from the
        --------------------
sale of the Common Stock subject to the Options granted hereunder will be used for general corporate purposes.

  11.2  Notices.  All notices or other communications by an Optionee to the
        -------
Committee pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

  11.3  Term of Plan.  Subject to the terms of Article 10, the Plan shall
        ------------
terminate upon the later of (i) the complete exercise or lapse of the last outstanding Option, or (ii) the last date upon which Options may be granted hereunder.

  11.4  Governing Law.  The Plan shall be governed by and construed in
        -------------
accordance with the laws of the State of Georgia.

  11.5  Plan Document Controls.  In the event of any conflict between the
        ----------------------
provisions of an Option Agreement and the Plan, the Plan shall control.

  11.6  Gender and Number.  Wherever applicable, the masculine pronoun shall
        -----------------
include the feminine pronoun, and the singular shall include the plural.

  11.7  Headings.  The titles in this Plan are inserted for convenience of
        --------
reference; they constitute no part of the Plan and are not to be considered in the construction hereof.

  11.8  Legal References.  Any references in this Plan to a provision of law
        ----------------
which is subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

  11.9  No Rights to Perform Services.  Nothing contained in the Plan, or any
        -----------------------------
modification thereof, shall be construed to give any individual any rights to perform services for the Company or any parent or subsidiary corporation of the Company.

  11.10  Unfunded Arrangement.  The Plan shall not be funded, and except for
         --------------------
reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.